Exhibit 99.1
Unity Reports Fourth Quarter and Fiscal Year 2024 Financial Results
SAN FRANCISCO, February 20, 2025 -- Unity (NYSE: U), the leading platform to create and grow games and interactive experiences, today announced financial results for the fourth quarter and fiscal year ended December 31, 2024.
"The Company’s fourth quarter results meaningfully exceeded expectations on both revenue and profit, underscoring our progress in building a new Unity,” said Matt Bromberg, President and CEO of Unity.
“The successful launch of Unity 6, the appeal of our new pricing model, and the progress we’re making in AI for our advertising customers are providing a lot of optimism for the future,” Bromberg continued.
Fourth Quarter 2024 Results:
•Revenue was $457 million, compared to $609 million in the fourth quarter 2023.
•Revenue from our strategic portfolio was $442 million, compared to $423 million, up 4% year-over-year.
•Create Solutions revenue was $152 million, compared to $290 million in the fourth quarter 2023.
•Grow Solutions revenue was $305 million, compared to $319 million in the fourth quarter 2023.
•GAAP net loss was $123 million, with a margin of (27)%.
•Adjusted EBITDA was $106 million, with a margin of 23%.
•Net cash provided by operating activities was $112 million.
•Free Cash Flow was $106 million.
Full Year 2024 Results:
•Revenue was $1,813 million, compared to $2,187 million for the full year 2023.
•Revenue from our strategic portfolio was $1,723 million, compared to $1,733 million, down 1% year-over-year.
•Create Solutions revenue was $614 million, compared to $859 million for the full year 2023.
•Grow Solutions revenue was $1,199 million, compared to $1,328 million for the full year 2023.
•GAAP net loss was $664 million, with a margin of (37)%.
•Adjusted EBITDA was $390 million, with a margin of 21%.
•Net cash provided by operating activities was $316 million.
•Free Cash Flow was $286 million.

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Fourth Quarter Results
Revenue
Revenue was $457 million, down 25% year-over-year driven by our portfolio reset.
Create Solutions revenue was $152 million, down 47% year-over-year. Excluding the impact of approximately $99 million of incremental revenue in the fourth quarter of 2023 from terminating an agreement with Wētā FX limited (the “Wētā FX termination”) revenue would have been down 20% year-over-year. The year-over-year decrease was driven by our portfolio reset, partially offset by 15% growth in subscription revenue, and 50% growth in Industry strategic revenue.
Grow Solutions revenue was $305 million, down 5% year-over-year. Excluding the impact of the return of customer incentives issued by ironSource prior to the merger (“customer credits”) for which we received approximately $21 million of revenue in the fourth quarter of 2023, Grow Solutions revenue would have been up 2% year-over-year. The change was driven by strong seasonal demand.
Basic and Diluted Net Loss per share
Basic and diluted net loss per share was $0.30, as compared to $0.66 for the same period in 2023.
Net Loss and Net Cash Provided by Operating Activities
Net loss for the quarter was $123 million, compared to $254 million in the fourth quarter of 2023.
Net loss margin was (27)%, compared to (42)% in the fourth quarter of 2023, due to decreases in our personnel-related costs.
Net cash provided by operating activities for the quarter was $112 million, compared to $72 million in the fourth quarter of 2023.
Adjusted EBITDA and Free Cash Flow
Adjusted EBITDA for the quarter was $106 million, with a margin of 23%, compared to $186 million in the fourth quarter of 2023, with a margin of 30%. Excluding the $102 million impact from the Wētā FX termination, and excluding $21 million in customer credits each in the fourth quarter of 2023, adjusted EBITDA would have been $63 million in the fourth quarter of 2023, with a margin of 13%. The better than expected adjusted EBITDA margin in the fourth quarter of 2024 was due to better cost control and higher than expected revenue.
Free Cash Flow for the quarter was $106 million, compared to $61 million in the fourth quarter of 2023.
Full Year 2024 Results
Revenue
Revenue was $1,813 million, down 17% year-over-year driven by our portfolio reset, the Wētā FX termination, and decreases in Grow Solutions revenue.
Create Solutions revenue was $614 million, down 29% year-over-year. Excluding the approximately $99 million impact of the Wētā FX termination, revenue would have been down 19% year-over-year. The year-over-year decrease was driven by our portfolio reset, and partially offset by 13% growth in our subscription revenues and 55% growth in industry strategic revenue.
Grow Solutions revenue was $1,199 million, down 10% year-over-year. Excluding the $72 million impact of the customer credits in 2023 and an immaterial amount of customer credits in 2024, Grow Solutions revenue would have been down 4% year-over-year.

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Basic and Diluted Net Loss per share
Basic and diluted net loss per share was $1.68 compared to $2.16 in the previous year.
Net Loss and Net Cash Provided by Operating Activities
Net loss for the year was $664 million compared to $826 million in the full year 2023.
Net loss margin of (37)%, compared to (38)% in the full year 2023, due to decreases in our personnel-related costs, and the gain on repurchase of our convertible notes.
Net cash provided by operating activities for the year was $316 million, compared to $235 million in the full year 2023.
Adjusted EBITDA and Free Cash Flow
Adjusted EBITDA for the year was $390 million, with a margin of 21%, compared to $448 million in the full year 2023, with a margin of 20%. Excluding the $102 million impact from the Wētā FX termination, and excluding $72 million in customer credits in the full year 2023, adjusted EBITDA would have been $274 million in the full year 2023, with a margin of 14%. The better than expected adjusted EBITDA margin in the full year 2024 was due to better cost control.
Free Cash Flow for the year was $286 million, compared to $179 million in the full year 2023.
Liquidity
As of December 31, 2024, our cash and cash equivalents, and restricted cash was $1,528 million, and decreased by $76 million, as compared with $1,604 million as of December 31, 2023. This decrease was primarily driven by $316 million of net cash provided by our operating activities, offset by $338 million used in financing activities primarily for the repurchase of convertible notes, and $42 million used in investing activities.
Q1 2025 Guidance1
•Revenue of $405 to $415 million.
•Adjusted EBITDA of $60 to $65 million.
About Unity
Unity [NYSE: U] offers a suite of tools to create, market and grow games and interactive experiences across all major platforms from mobile, PC, and console, to extended reality (XR). For more information, visit Unity.com.
1 These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our third quarter non-GAAP results included in this shareholder letter.

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UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par share data)
(Unaudited)

	As of
	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,517,672	$1,590,325
Accounts receivable, net	573,884	611,723
Prepaid expenses and other	133,795	122,843
Total current assets	2,225,351	2,324,891
Property and equipment, net	98,819	140,887
Goodwill	3,166,304	3,166,304
Intangible assets, net	1,066,235	1,406,745
Other assets	180,698	204,614
Total assets	$6,737,407	$7,243,441
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,948	$14,517
Accrued expenses and other	294,951	307,704
Publisher payables	394,284	385,113
Deferred revenue	186,304	186,769
Total current liabilities	889,487	894,103
Convertible notes	2,238,922	2,711,750
Long-term deferred revenue	16,846	6,015
Other long-term liabilities	165,004	217,195
Total liabilities	3,310,259	3,829,063
Commitments and contingencies
Redeemable noncontrolling interests	230,627	225,797
Stockholders' equity:
Common stock, $0.000005 par value:
Authorized shares - 1,000,000 and 1,000,000
Issued and outstanding shares - 409,393 and 384,872	2	2
Additional paid-in capital	6,936,038	6,259,479
Accumulated other comprehensive loss	(9,425)	(5,009)
Accumulated deficit	(3,735,944)	(3,071,830)
Total Unity Software Inc. stockholders' equity	3,190,671	3,182,642
Noncontrolling interest	5,850	5,939
Total stockholders' equity	3,196,521	3,188,581
Total liabilities and stockholders' equity	$6,737,407	$7,243,441

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$457,099	$609,268	$1,813,255	$2,187,317
Cost of revenue	115,537	261,582	480,853	733,722
Gross profit	341,562	347,686	1,332,402	1,453,595
Operating expenses
Research and development	217,970	265,150	924,830	1,053,588
Sales and marketing	175,747	215,367	752,649	834,625
General and administrative	71,499	126,129	410,072	398,176
Total operating expenses	465,216	606,646	2,087,551	2,286,389
Loss from operations	(123,654)	(258,960)	(755,149)	(832,794)
Interest expense	(5,839)	(6,155)	(23,542)	(24,580)
Interest income and other income (expense), net	9,108	20,840	111,558	59,529
Loss before income taxes	(120,385)	(244,275)	(667,133)	(797,845)
Provision for (benefit from) Income taxes	2,138	9,710	(2,846)	28,477
Net loss	(122,523)	(253,985)	(664,287)	(826,322)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	204	(1,239)	(173)	(4,311)
Net loss attributable to Unity Software Inc.	(122,727)	(252,749)	(664,114)	(822,011)
Basic and diluted net loss per share attributable to Unity Software Inc.	$(0.30)	$(0.66)	$(1.68)	$(2.16)
Weighted-average shares used in computation of basic and diluted net loss per share	405,172	381,788	395,951	380,457

Net loss	(122,523)	(253,985)	(664,287)	(826,322)
Change in foreign currency translation adjustment	(8,102)	5,847	(5,544)	(4,556)
Change in unrealized gains on derivative instruments	—	—	—	289
Comprehensive loss	$(130,625)	$(248,138)	$(669,831)	$(830,589)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	204	(1,239)	(173)	(4,311)
Foreign currency translation attributable to noncontrolling interest and redeemable noncontrolling interests	(1,664)	1,210	(1,128)	(949)
Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	(1,460)	(26)	(1,301)	(5,260)
Comprehensive loss attributable to Unity Software Inc.	$(129,165)	$(248,112)	$(668,530)	$(825,329)

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating activities
Net loss	$(122,523)	$(253,985)	$(664,287)	$(826,322)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	103,161	232,254	408,980	563,916
Stock-based compensation expense	110,356	180,953	596,249	648,696
Gain on repayment of convertible note	—	—	(61,371)	—
Impairment of property and equipment	(83)	—	22,791	—
Other	8,574	13,056	23,309	24,613
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	1,896	(6,555)	37,359	21,791
Prepaid expenses and other	746	(2,040)	(11,203)	20,314
Other assets	(7,113)	11,514	(2,746)	45,047
Accounts payable	652	(6,881)	742	(6,313)
Accrued expenses and other	8,696	2,952	(6,671)	(21,069)
Publisher payables	11,731	(23,147)	9,170	(60,509)
Other long-term liabilities	(1,181)	12,017	(47,963)	(47,245)
Deferred revenue	(2,720)	(88,035)	11,194	(128,219)
Net cash provided by operating activities	112,192	72,103	315,553	234,700
Investing activities
Purchases of short-term investments	—	—	—	(212)
Proceeds from principal repayments and maturities of short-term investments	—	—	—	102,673
Purchases of non-marketable investments	—	—	—	(2,500)
Purchases of intangible assets	—	—	(12,860)	—
Purchases of property and equipment	(6,442)	(11,361)	(29,549)	(55,921)
Net cash provided by (used in) investing activities	(6,442)	(11,361)	(42,409)	44,040
Financing activities
Repayments of convertible note	—	—	(414,999)	—
Repurchase and retirement of common stock	—	—	—	(250,000)
Proceeds from issuance of common stock from employee equity plans	19,390	10,991	76,692	75,985
Net cash provided by (used in) financing activities	19,390	10,991	(338,307)	(174,015)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(13,227)	11,510	(11,223)	(6,146)
Increase (decrease) in cash, cash equivalents, and restricted cash	111,913	83,243	(76,386)	98,579
Cash, cash equivalents, and restricted cash, beginning of period	1,415,968	1,521,024	1,604,267	1,505,688
Cash, cash equivalents, and restricted cash, end of period	$1,527,881	$1,604,267	$1,527,881	$1,604,267

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About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
We define adjusted EBITDA as GAAP net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, acquisitions, restructurings and reorganizations, insurance reimbursement for legal expenses, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as GAAP gross profit excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted gross margin as adjusted gross profit as a percentage of revenue.
We define non-GAAP cost of revenue as GAAP cost of revenue, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define non-GAAP research and development expense as research and development expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define non-GAAP sales and marketing expense as GAAP sales and marketing expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define non-GAAP general and administrative expense as general and administrative expense excluding expenses associated with stock-based compensation, depreciation, acquisitions, restructurings and reorganizations, and insurance reimbursement for legal expenses. We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment.

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Adjusted EBITDA reconciliation
Revenue	$457,099	$609,268	$1,813,255	$2,187,317
GAAP net loss	$(122,523)	$(253,985)	$(664,287)	$(826,322)
Add:
Stock-based compensation expense	$110,203	$180,953	$469,128	$648,696
Amortization of intangible assets expense	$88,465	$219,647	$353,371	$515,489
Depreciation of property and equipment	$14,696	$12,606	$55,609	$48,427
Restructuring and reorganization costs	$16,398	$31,396	$266,855	$70,373
Acquisition-related costs	$—	$—	$—	$888
Legal settlement costs	$—	$—	$—	$(3,250)
Interest expense	$5,839	$6,155	$23,542	$24,580
Interest income and other expense, net	$(9,108)	$(20,840)	$(111,558)	$(59,529)
Income tax expense	$2,138	$9,710	$(2,846)	$28,477
Adjusted EBITDA	$106,108	$185,642	$389,814	$447,829
GAAP net loss margin	(27)%	(42)%	(37)%	(38)%
Adjusted EBITDA margin	23%	30%	21%	20%

Adjusted gross profit reconciliation
GAAP gross profit	$341,562	$347,686	$1,332,402	$1,453,595
Add:
Stock-based compensation expense	9,685	21,972	43,566	80,213
Amortization of intangible assets expense	27,293	139,754	108,580	243,690
Depreciation expense	2,372	2,839	9,613	10,480
Restructuring and reorganization costs	117	10,447	15,154	13,510
Adjusted gross profit	$381,029	$522,698	$1,509,315	$1,801,488
GAAP gross margin	75%	57%	73%	66%
Adjusted gross margin	83%	86%	83%	82%

Operating expenses reconciliation
Cost of revenue
GAAP cost of revenue	$115,537	$261,582	$480,853	$733,722
Stock-based compensation expense	(9,685)	(21,972)	(43,566)	(80,213)
Amortization of intangible assets expense	(27,293)	(139,754)	(108,580)	(243,690)
Depreciation expense	(2,372)	(2,839)	(9,613)	(10,480)
Restructuring and reorganization costs	(117)	(10,447)	(15,154)	(13,510)
Non-GAAP cost of revenue	$76,070	$86,570	$303,940	$385,829
GAAP cost of revenue as a percentage of revenue	25%	43%	27%	34%
Non-GAAP cost of revenue as a percentage of revenue	17%	14%	17%	18%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Research and development
GAAP research and development expense	$217,970	$265,150	$924,830	$1,053,588
Stock-based compensation expense	(58,077)	(76,001)	(240,556)	(290,160)
Amortization of intangible assets expense	(17,737)	(28,734)	(69,345)	(84,022)
Depreciation expense	(7,025)	(5,608)	(26,686)	(21,994)
Acquisition-related costs	—	—	—	—
Restructuring and reorganization costs	(1,892)	(1,284)	(54,460)	(23,588)
Non-GAAP research and development expense	$133,239	$153,523	$533,783	$633,824
GAAP research and development expense as a percentage of revenue	48%	44%	51%	48%
Non-GAAP research and development expense as a percentage of revenue	29%	25%	29%	29%

Sales and marketing
GAAP sales and marketing expense	$175,747	$215,367	$752,649	$834,625
Stock-based compensation expense	(20,898)	(38,189)	(95,171)	(143,461)
Amortization of intangible assets expense	(43,435)	(51,159)	(175,446)	(187,777)
Depreciation expense	(3,199)	(2,450)	(11,567)	(8,756)
Restructuring and reorganization costs	(5,135)	(98)	(56,888)	(9,059)
Non-GAAP sales and marketing expense	$103,080	$123,471	$413,577	$485,572
GAAP sales and marketing expense as a percentage of revenue	38%	35%	42%	38%
Non-GAAP sales and marketing expense as a percentage of revenue	23%	20%	23%	22%

General and administrative
GAAP general and administrative expense	$71,499	$126,129	$410,072	$398,176
Stock-based compensation expense	(21,543)	(44,791)	(89,835)	(134,862)
Depreciation expense	(2,100)	(1,709)	(7,743)	(7,197)
Acquisition-related costs	—	—	—	(888)
Restructuring and reorganization costs	(9,254)	(19,567)	(140,353)	(24,216)
Insurance reimbursement for legal settlement	—	—	—	3,250
Non-GAAP general and administrative expense	$38,602	$60,062	$172,141	$234,263
GAAP general and administrative expense as a percentage of revenue	16%	21%	23%	18%
Non-GAAP general and administrative expense as a percentage of revenue	8%	10%	10%	11%

Free Cash Flow reconciliation
Net cash provided by operating activities	$112,192	$72,103	$315,553	$234,700
Less:
Purchases of property and equipment	(6,442)	(11,361)	(29,549)	(55,921)
Free cash flow	105,750	60,742	286,004	178,779

Net cash provided by (used in) investing activities	(6,442)	(11,361)	(42,409)	44,040
Net cash provided by (used in) financing activities	19,390	10,991	(338,307)	(174,015)

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Cautionary Statement Regarding Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s outlook and future financial performance, including: (i) Unity’s ability to further enhance its platform, accelerate product innovation and enhance financial performance; (ii) expectations regarding the release of Vector, including anticipated timing for the rollout on iOS and Android and the impact on financial results, as well as expectations regarding Vector’s improvements over time and Unity’s ability to mature the product and operate it at scale; (iii) plans to allocate R&D to the highest impact initiatives, complement revenue growth with ongoing margin expansion, drive growth and to be prudent stewards of shareholder capital; (iv) near term expected uses of capital; (v) plans to focus on per share returns and reduce shareholder dilution from stock-based compensation; (vi) expectations regarding revenue from non-strategic portfolio and stock-based compensation expense for 2025; (vii) Unity’s opportunity to gradually de-lever over the next several years; and (viii) Unity’s financial guidance for the first quarter 2025.
The words “aim,” “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, high interest rates, and limited credit availability which could further cause economic uncertainty and volatility; (ii) competition in the advertising market and Unity’s ability to compete effectively; (iii) ongoing restrictions related to the gaming industry in China; (iv) ongoing geopolitical instability, particularly in Israel, where a significant portion of the Grow operations is located; (v) Unity’s ability to recover or reengage its customers, or attract new customers; (vi) the impact of any decisions to change how Unity prices its products and services; (vii) Unity’s ability to achieve and sustain profitability; (viii) Unity’s ability to retain existing customers and expand the use of its platform; (ix) Unity’s ability to further expand into new industries and attract new customers; (x) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers’ business practices; (xi) Unity’s ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (xii) breaches in its security measures, unauthorized access to its platform, data, or its customers’ or other users’ personal data; (xiii) Unity’s ability to manage growth effectively and manage costs effectively; (xiv) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xv) the effectiveness of the company reset; (xvi) Unity’s ability to successfully transition executive leadership and (xvii) the launch of Vector. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on February 21, 2025, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release except as required by law.
Contacts:
Investor Relations :
ir@unity3d.com
investors.unity.com/
Media Relations :
UnityComms@unity3d.com
investors.unity.com/resources/contact-media-relations/
Source: Unity Software Inc.

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